                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                         COMMUNITY PSYCHIATRIC CENTERS


     FIRST:  The name of the corporation is COMMUNITY PSYCHIATRIC CENTERS.

     SECOND: Its principal office in the State of Nevada is located at One East First Street, Reno, Washoe County, Nevada 89501. The name and address of its resident agent is THE CORPORATION TRUST COMPANY OF NEVADA, One East First Street, Reno, Nevada 89501.

     THIRD:  The corporation may engage in any lawful activity.

     FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 102,000,000 shares, of which 2,000,000 shares shall constitute Preferred Stock (the "Preferred Stock") of the par value of $1.00 per share, and 100,000,000 shares shall constitute Common stock (the "Common stock"), of the par value of $1.00 per share.

     The designations and the powers, preferences and rights of the Preferred Stock and of the Common Stock, and the qualifications, limitations or restrictions thereof, are as follows:

(a)  Preferred Stock.

          1. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the foregoing:

             (i)  The designation of such series.

             (ii) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of stock, and whether such dividends shall be cumulative or noncumulative.

             (iii) Whether the shares of such series shall be subject to redemption by the corporation, and, if made subject to such redemption, the time or times, price or prices, rate or rates, adjustments and other terms and conditions of such redemption, including, without limitation, whether the shares of such series shall be redeemable for cash, property or rights, including securities of any other corporation, at the option of either the holder or the corporation or upon the happening of a specified event.

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             (iv) The terms and amount of any sinking or purchase fund provided for the purchase or redemption of the shares of such series.

             (v) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange.

             (vi) The extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of the directors or otherwise.

             (vii) The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

             (viii) The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the corporation.

          2. There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may, except as in this Article FOURTH otherwise expressly provided, vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Stock shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

          3. The Board of Directors is expressly authorized at any time, and from time to time, to increase or decrease the number of shares of any series so created, subsequent to the issue of that series, but not below the number of shares of such series then outstanding.

(b)  Common Stock.

          1. Subject to the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions fixed by the Board of Directors for the Preferred Stock as provided above in this Article FOURTH, the holders of the Common stock shall be entitled to receive when and as declared by the Board of Directors, out of any assets which are by law available for the payment of dividends, dividends in such amounts as shall be declared by the Board of Directors.

          2. The right to receive any dividends which may be declared payable in stock of the corporation of any class is vested exclusively in the holders of the Common Stock.

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     (c) Provisions Applicable to the Preferred Stock and to the Common Stock.

          1. No holder of Preferred Stock or of Common stock shall be entitled as such, as a matter of right, to subscribe for or purchase any shares of Preferred Stock or Common stock of the corporation, whether now or hereafter authorized, or securities convertible into, exchangeable for, or carrying the right to acquire, Preferred Stock or Common Stock of the corporation, whether now or hereafter authorized.

          2. The entire voting power and all voting rights, except as otherwise required by law, or as otherwise fixed by resolution or resolutions of the Board of Directors with respect to one or more series of Preferred Stock, shall be vested exclusively in the Common Stock.

          3. Except as otherwise provided by law, or as otherwise fixed by resolution or resolutions of the Board of Directors with respect to one or more series of preferred stock, whenever provision is made in these Articles of Incorporation for vote by class of stock, all series of Preferred Stock shall be considered as one class for this purpose.

     FIFTH:

     (a) The business and affairs of this corporation shall be managed by a Board of Directors consisting of not less than six nor more than eleven persons. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by a resolution adopted by the affirmative vote of the Board of Directors or by a Bylaw duly adopted by the Board of Directors. No decrease in the number of directors so fixed shall shorten the current term of any director then holding office, and the number of directors provided for in paragraph (d) of this Article FIFTH shall not be changed as a result of any change of directors pursuant to this paragraph (a).

     (b) The Board of Directors shall be divided into three classes, each of which shall to the greatest extent possible have an equal number of directors. The term of office of one class shall expire each year. Of the first Board of Directors, the members of one class ("Class One" directors) shall hold office for a term expiring at the annual meeting of stockholders held during 1973, the members of the second class ("Class Two" directors) shall hold office for a term expiring at the annual meeting of stockholders held during 1974 and the members of the third class ("Class Three" directors) shall hold office for a term expiring at the annual meeting of stockholders held during 1975. At each annual meeting of stockholders held after adoption of these articles of incorporation, the directors elected to succeed those directors whose terms expire shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders after their election.

     Subject to the rights of the holders of any series of preferred stock then outstanding, additional directorships resulting from any increase in the number of directors pursuant to paragraph (a) of this Article FIFTH ("Additional Directorships") and all other vacancies shall be filled by a majority vote of the directors then in office or by a sole director, although less than a quorum. The Board of Directors shall apportion Additional Directorships in such a manner as to equalize the three classes as they may from time to time be constituted. Directors chosen pursuant to any of the foregoing provisions shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected or appointed expires, until their successors are duly elected and have qualified, or until their earlier resignation or removal.

     (c) The names and post office addresses of the first Board of Directors, which shall be six (6) in

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number, are as follows:

William A. Sheppard, Ph.D.             Class One
70 Crescent Drive                      Director
Palo Alto, California  94301

Daniel Siegel, M.D.                    Class One
1049 La Loma Road                      Director
Pasadena, California  91105

Hartly Fleischman, Esq.                Class Two
593 Market Street, Suite 1020          Director
San Francisco, California  94105

John Alden, M.D.                       Class Two
245 Castenada                          Director
San Francisco, California  94105

Robert L. Green                        Class Three
One Embarcadero Center                 Director
San Francisco, California  94111

James W. Conte                         Class Three
4519 North Rosemead Boulevard          Director
Rosemead, California  91770

     (d) Notwithstanding the foregoing, the Board of Directors may in connection with the creation of one or more series of Preferred Stock provide for the election of not more than four (4) directors by the holders of Preferred Stock, voting separately as a class, in addition to the number of Directors provided for in paragraph (a) of this Article FIFTH. Whenever the holders of one or more series of Preferred Stock shall be so entitled to elect directors, the terms of all directors so elected shall expire not later than the next succeeding annual meeting of stock holders.

     (e) The provisions of this Article FIFTH shall not be amended except by vote of two-thirds (2/3) of the entire authorized number of directors and by vote of holders of two-thirds (2/3) of all of the issued and outstanding shares of each class of the capital stock of this corporation, even though the right to vote of any class be otherwise restricted or denied.

     SIXTH: The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to pay the debts of the corporation.

     SEVENTH: The name and post office address of each of the incorporators signing the Articles of Incorporation are as follows:

             Hartly Fleischman, Esq.
             593 Market Street, Suite 1020
             San Francisco, California  94105

             Thomas M. Goetzl, Esq.

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     593 Market Street, Suite 1020
     San Francisco, California  94105

     Barbara A. Maestri
     593 Market Street, Suite 1020
     San Francisco, California  94105

     EIGHTH:  This corporation is to have perpetual existence.

     NINTH:

     (a) Any merger or consolidation of this corporation with or into another corporation shall require the vote of the holders of two-third (2/3) of all of the issued and outstanding shares of each class of the capital stock of this corporation even though the right to vote of any class be otherwise restricted or denied; provided that except as may otherwise be required by applicable provisions of law no vote of stockholders shall be required to effect a merger of this corporation with or into another corporation at least eighty percent (80%) of whose issued and outstanding shares of capital stock of each class are owned by this corporation.

     (b) Any sale, lease, conveyance, exchange, transfer or other disposal of all or substantially all of the property and assets of this corporation shall require the vote of the holders of two-third (2/3) of all of the issued and outstanding shares of each class of the capital stock of this corporation even though the right to vote of any class be otherwise restricted or denied.

     TENTH: Meetings of shareholders may be held outside the State of Nevada, if the Bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the Sate of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

     ELEVENTH: Amendment of this Articles of Incorporation shall required the approval of two-thirds (2/3) of the holders of the entire number of outstanding shares of each class of capital stock of this corporation, even though the right to vote of any class be otherwise restricted or denied.

     TWELFTH:

     (a) A director or officer of the corporation shall not be liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer except for liability that be express provision of Chapter 78 of the Nevada Revised Statutes as amended and in effect from time to time or by any successor or other statutes of Nevada having similar import and effect cannot be eliminated.

     (b) This Article TWELFTH shall not eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when this Article TWELFTH first became effective.

     (c) This Article TWELFTH shall not be amended or repealed except by vote of the holders of two-thirds (2/3) of all of the issued and outstanding shares of each class of the capital stock of this corporation, even though the right to vote of any class be otherwise restricted or denied. No amendment or repeal of this Article TWELFTH shall adversely affect any right of any director or officer existing at the time such amendment or repeal becomes effective.

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     Dated this 20th day of May, 1993.

                                     /s/ STEVEN S. WEIS
                                     ----------------------------------------
                                     STEVEN S. WEIS, Executive Vice President


                                     /s/ MORGAN L. STAINES
                                     ----------------------------------------
                                     MORGAN L. STAINES, Secretary



     The undersigned hereby certify that they are respectively the Executive Vice President and Secretary of Community Psychiatric Centers ("CPC"), a corporation organized and existing under the laws of the State of Nevada, that they have bene authorized to execute this certificate entitled "Restated Articles of Incorporation of Community Psychiatric Centers" by a resolution duly adopted at a meeting of the CPC Board of Directors held on the 29th day of January, 1993 and approved by the holders of two-thirds of all the issued and outstanding shares of each class of the capital stock of CPC at a meeting held on May 20, 1993, and that the certificate correctly sets forth the text of the articles of incorporation as amended to the date of the certificate, May 20, 1993.


     Dated this 22 day of October 1993.



                                     /s/ STEVEN S. WEIS
                                     ----------------------------------------
                                     STEVEN S. WEIS, Executive Vice President


                                     /s/ MORGAN L. STAINES
                                     ----------------------------------------
                                     MORGAN L. STAINES, Secretary

STATE OF CALIFORNIA          )
                             )  ss.
COUNTY OF ORANGE             )

     On October 22, 1993, before me, Marilee Edgar, a notary public, personally appeared STEVEN S. WEIS and MORGAN L. STAINES, known to me or proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument, the entity on behalf of which the persons acted executed the instrument.

                                     WITNESS my hand and official seal.

                                     /s/ MARILEE EDGAR
                                     ---------------------------------------
                                         Notary Public

                        CERTIFICATE OF AMENDMENT OF THE
                     RESTATED ARTICLES OF INCORPORATION OF
                         COMMUNITY PSYCHIATRIC CENTERS


     The undersigned, being the President and Secretary of COMMUNITY PSYCHIATRIC CENTERS, a Nevada corporation (the "Corporation"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Restated Articles of Incorporation, do hereby certify as follows:

     1. On October 22, 1996, the Board of Directors of the Corporation duly adopted resolutions setting forth an amendment to the Restated Articles of Incorporation of the Corporation, declaring the advisability of the amendment, and resolving that the amendment be presented to the Corporation's shareholders for their approval at the Corporation's next annual meeting thereafter.

     2. Said resolution called for Article First of the Restated Articles of Incorporation of the Corporation to be amended to read as follows:

         The name of the corporation is TRANSITIONAL HOSPITALS CORPORATION.

     3. The shareholders duly approved the amendment at the annual meeting of the Corporation held on November 8, 1996. The total number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was two-thirds of each class of stock entitled to vote.

     4. The Restated Articles of Incorporation of the Corporation are hereby amended as set forth above and the undersigned make this certificate pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes.

Dated: November 8, 1996

                              COMMUNITY PSYCHIATRIC CENTERS,
                              a Nevada corporation


                              By: /s/ RICHARD L. CONTE,
                              -------------------------------
                              Richard L. Conte, President



                              By: /s/ RONALD L. OOLEY
                              -------------------------------
                              Ronald L. Ooley, Secretary

     The undersigned hereby certify that they are respectively the President and the Secretary of Community Psychiatric Centers, a corporation organized and existing under the laws of the State of Nevada, that they are authorized to execute this "Certificate of Amendment of the Restated Articles of Incorporation of Community Psychiatric Centers" by a resolution duly adopted at a meeting of the Corporation's Board of Directors held on October 22, 1996, and approved by the holders of two-thirds of all the issued and outstanding shares of each class of capital stock of the Corporation entitled to vote at a meeting held on November 8, 1996, and that the certificate correctly sets forth the text of the amendment to the restated articles of incorporation to the date of the certificate.

Dated: November 8, 1996

                              COMMUNITY PSYCHIATRIC CENTERS,
                              a Nevada corporation


                              By: /s/ RICHARD L. CONTE,
                              -------------------------------
                              Richard L. Conte, President



                              By: /s/ RONALD L. OOLEY
                              -------------------------------
                              Ronald L. Ooley, Secretary

COUNTY OF CLARK


     This instrument was acknowledged before me on November 8, 1996 by Richard
L. Conte and Ronald L. Ooley.

/s/ BETTY LOU CLENDENING
------------------------
NOTARY PUBLIC


My commission expires: June 15, 1999

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